EXHIBIT 21

Schedule of Subsidiaries

STEEL PARTNERS HOLDINGS GP INC., a Delaware corporation
SPH GROUP LLC, a Delaware limited liability company
SPH GROUP HOLDINGS LLC, a Delaware limited liability company
SPH Services, Inc., a Delaware Corporation
SP Corporate Services LLC, a Delaware limited liability company
Steel Partners LLC, a Delaware limited liability company
BNS Liquidating Trust, a Delaware company
SP Asset Management LLC, a Delaware limited liability company
STEEL PARTNERS II L.P., a Delaware limited partnership
CHINA ACCESS PAPER INVESTMENT COMPANY LIMITED, a corporation organized under the laws of Mauritius
DGT HOLDINGS CORP., a Delaware corporation
HANDY & HARMAN LTD., a Delaware corporation
STEEL EXCEL INC., a Delaware corporation
WF ASSET CORP., a Delaware corporation
WEBFINANCIAL HOLDING CORPORATION, a Delaware corporation
WEBBANK, a Utah chartered industrial bank
WORKING CAPITAL SOLUTIONS, INC., a Delaware corporation

DGT HOLDINGS CORP. SUBSIDIARIES
DM IMAGING CORP., a Delaware corporation
VILLA IMMOBILIARE SRL, Italy
RFI CORPORATION, a Delaware corporation

HANDY & HARMAN LTD.

WHEELING-PITTSBURGH CAPITAL CORPORATION, a Delaware corporation.

WHX AVIATION CORPORATION, a Delaware corporation.

WHX METALS CORPORATION, a Delaware corporation.

WHX CS CORPORATION, a Delaware corporation.

HANDY & HARMAN GROUP, LTD., a Delaware corporation (“HHG”).

HANDY & HARMAN, a New York corporation (“HANDY & HARMAN”), a direct subsidiary of HHG.

BAIRNCO CORPORATION, a Delaware corporation (“BAIRNCO”), a direct subsidiary of HHG.

HANDY & HARMAN SUBSIDIARIES

ALLOY RING SERVICE, INC., a Delaware corporation.

DANIEL RADIATOR CORPORATION, a Texas corporation.

EAST 74th STREET HOLDINGS, INC., an Oklahoma corporation (formerly known as Continental Industries, Inc.).

ELE CORPORATION, a California corporation.

H&H LTD., a corporation organized under the laws of Bermuda.

H&H PRODUCTIONS, INC., a Delaware corporation.

Handy & Harman (Asia) S.A., a corporation organized under the laws of Peru.

HANDY & HARMAN AUTOMOTIVE GROUP, INC., a Delaware corporation.

HANDY & HARMAN OF CANADA, LIMITED, a Province of Ontario Canada corporation.

HANDY & HARMAN ELE (ASIA) SND BHD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation.

HANDY & HARMAN (EUROPE) LIMITED, a corporation organized under the laws of England and Wales.

HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation.

HANDY & HARMAN MANAGEMENT HOLDINGS (HK) LIMITED, a corporation organized under the laws of Hong Kong. (1)

HANDY & HARMAN MANUFACTURING (SINGAPORE) PTE. LTD., a corporation organized under the laws of Malaysia.

HANDY & HARMAN NETHERLANDS, BV., a corporation organized under the laws of the Netherlands. (1)

HANDY & HARMAN PERU, INC., a Delaware corporation.

HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation.

HANDY & HARMAN UK HOLDINGS LIMITED, a corporation organized under the laws of England and Wales. (1)

HANDYTUBE CORPORATION, a Delaware corporation (formerly known as Camdel Metals Corporation).

INDIANA TUBE CORPORATION, a Delaware corporation.

INDIANA TUBE DANMARK A/S, a corporation of Kolding, Denmark.

INDIANA TUBE SOLUTIONS, S. De R.L. de C.V., a corporation organized under the law of Mexico. (1)

KJ-VMI REALTY, INC., a Delaware corporation.

LUCAS-MILHAUPT, INC., a Wisconsin corporation.

LUCAS-MILHAUPT BRAZING MATERIALS (SUZHOU) CO. LTD., a corporation organized under the laws of China. (1)

LUCAS-MILHAUPT GLIWICE Sp. Z o.o., a corporation organized under the laws of Poland.

LUCAS-MILHAUPT HONG KONG LIMITED, a corporation organized under the laws of Hong Kong. (1)

LUCAS MILHAUPT RIBERAC SA, a corporation organized under the laws of France. (1)

LUCAS-MILHAUPT WARWICK LLC, a Delaware limited liability company.

MARYLAND SPECIALTY WIRE, INC., a Delaware corporation.

MICRO-TUBE FABRICATORS, INC., a Delaware corporation.

OCMUS, INC., an Indiana corporation formerly known as Sumco, Inc.

OMG, INC., a Delaware corporation, formerly known as Olympic Manufacturing Group, Inc.

OMG ROOFING, INC., a Delaware corporation. (1)

OMNI TECHNOLOGIES CORPORATION OF DANVILLE, a New Hampshire corporation.

PAL-RATH REALTY, INC., a Delaware corporation.

PAM FASTENING TECHNOLOGY, INC., a North Carolina corporation.

PLATINA LABORATORIES, INC., a Delaware corporation.

RIGBY-MARYLAND (STAINLESS), LTD, a corporation organized under the laws of England and Wales.

SHEFFIELD STREET CORPORATION, a Connecticut corporation.

SWM, INC., a Delaware corporation.

THE NOMINATING TRUSTS (20 Grant Street Nominee Trust, 28 Grant Street Nominee Trust, 7 Orne Street Nominee Trust), trusts governed by Massachusetts law.

WILLING B WIRE CORPORATION, a Delaware corporation.

460 WEST MAIN STREET HOLDING CORPORATION, a Delaware corporation (formerly know as Canfield Metal Coating Corporation).

BAIRNCO CORPORATION SUBSIDIARIES

ARLON, LLC, a Delaware limited liability company formerly Arlon, Inc. a Delaware corporation.

ARLON ADHESIVES & FILMS, INC., a Texas corporation. (2)

ARLON INDIA PRIVATE LIMITED, a corporation organized under the laws of India. (2)

ARLON MATERIALS FOR ELECTRONICS CO. LTD., a corporation organized under the laws of China. (2)

ARLON MATERIAL TECHNOLOGIES CO. LTD., a corporation organized under the laws of China. (2)

ARLON MED INTERNATIONAL, LLC, a Delaware Limited Liability Company. (2)

ARLON PARTNERS, INC., a Delaware corporation. (2)

ARLON SIGNTECH, LTD., a Texas Limited Partnership. (2)

ARLON VISCOR, LTD., a Texas Limited Partnership. (2)

ATLANTIC SERVICE CO. LTD., a corporation organized under the laws of Canada. (2)

ATLANTIC SERVICE CO. (UK) LTD., a corporation organized under the laws of United Kingdom. (2)

BERTRAM & GRAF GMBH, a corporation organized under the laws of Germany. (2)

KASCO CORPORATION, a Delaware corporation.

KASCO ENSAMBLY S.A. DE C.V., a corporation organized under the laws of Mexico. (2)

KASCO MEXICO LLC, a Delaware Limited Liability Company. (2)

SOUTHERN SAW ACQUISITION CORPORATION, a Delaware corporation. (2)
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(1)           Indirect wholly-owned subsidiary of Handy & Harman.
(2)          Indirect wholly-owned subsidiary of Bairnco Corporation.

STEEL EXCEL INC. SUBSIDIARIES
STEEL EXCEL, INC. (Delaware)

STEEL ENERGY LTD. (Delaware)

SUN WELL SERVICE, INC. (North Dakota)

ROGUE PRESSURE SERVICES LTD., a Delaware corporation

BLACK HAWK ENERGY SERVICES, INC. (New Mexico)

STEEL SPORTS INC. (Delaware)

BASEBALL HEAVEN INC. (Delaware)

SOUTH BAY STRENGTH AND CONDITIONING LLC (California) - 50% owned

TORRANCE STRENGTH AND CONDITIONING LLC (California) - 50% owned

UK ELITE SOCCER INC. (New Jersey) - 80% owned

GLOBAL TEAM TRAVEL LLC (New Jersey)

RUCKUS SPORTS LLC (Delaware) - 45% owned

STEEL SOCCER CITY, INC. (Delaware)

THE SHOW, LLC (Delaware) - 75%

ARISTOS LOGIC CORPORATION (Delaware)

ARISTOS LOGIC TECHNOLOGY INDIA PVT LTD. (India)

ADAPTEC FAR EAST, INC. (California)

PLATYS COMMUNICATIONS, INC. (Delaware)

EUROLOGIC SYSTEMS, INC. (Delaware)

ADPT TECH HOLDING LTD. (Cayman Islands)

ADPT CAYMAN LICENSING LTD. (Cayman Islands)

ADPT CI LTD. (Cayman Islands)

ADPT (S) PTE. LTD. (Singapore)

ADAPTEC GMBH (Germany)

ICP VORTEX COMPUTERSYSTEME GMBH (Germany)

ADAPTEC (INDIA) PVT LTD. (India)